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                                                                    EXHIBIT 23.1

                              Consent of KPMG LLP


The Board of Directors
Trigon Healthcare, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 333-22463, 333-26187, 333-26189 and 333-26191) on Form S-8 of Trigon Healthcare,
Inc. of our report dated February 9, 2001, relating to the consolidated balance sheets of Trigon Healthcare, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in this Form 10-K. We also consent to the incorporation by reference in the aforementioned registration statements of our report dated February 9, 2001, relating to the financial statement schedule of Trigon Healthcare, Inc., which report appears in this Form 10-K.


/s/ KPMG LLP

Richmond, Virginia
March 26, 2001